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                                                                   PLAN DOCUMENT

                             NABISCO HOLDINGS CORP. 1994
                               LONG TERM INCENTIVE PLAN
                              (As amended and restated
                              effective April 17, 1997)


1.  Purpose of Plan

    The Nabisco Holdings Corp. 1994 Long Term Incentive Plan (the "Plan"), as amended and restated effective April 17, 1997, subject to the approval of Nabisco's shareholders (the "Plan"), is designed:

    (a) to promote the long term financial interests and growth of Nabisco Holdings Corp. and subsidiaries (the "Corporation") by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's business;

    (b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

    (c) to further the identity of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership in the Corporation.

2.  Definitions

    As used in the Plan, the following words shall have the following meanings:

    (a) "Base Value" means not less than the Fair Market Value on the date a Stock Appreciation Right is granted, or, in the case of a Stock Appreciation Right granted retroactively in tandem with (or in replacement of) an outstanding stock option, not less than the exercise price of such option;

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    (b)  "Board of Directors" means the Board of Directors of Nabisco;

    (c)  "Code" means the Internal Revenue Code of 1986, as amended;

    (d) "Committee" means the Compensation Committee of the Board of Directors;

    (e) "Common Stock" or "Share" means Class A common stock of Nabisco which may be authorized but unissued, or issued and reacquired;

    (f)  "Dividend Equivalent Rights" shall have the meaning set forth in
Section 5(f);

    (g)  "Effective Date" shall have the meaning set forth in Section 12;

    (h)  "Exchange Act" means the Securities Exchange Act of 1934, as amended;

    (i) "Fair Market Value" means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time;

    (j) "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of an Incentive Stock Option, Stock Option, Stock Appreciation Right, Dividend Equivalent Right, Restricted Stock, Purchase Stock, Performance Units, Performance Shares or Other Stock-Based Grant, or any combination of the foregoing;

    (k) "Grant Agreement" means an agreement between Nabisco and a Participant that sets forth the terms, conditions and limitations applicable to a Grant;

    (l)  "Incentive Stock Options" shall have the meaning set for in Section
5(a);

    (m)  "Nabisco" means Nabisco Holdings Corp.;

    (n)  "Other Stock Based Grants" shall have the meaning set for in Section
5(i);

    (o)  "Other Stock Options" shall have meaning set forth in Section 5(b);


    (p) "Participant" means an employee, or other person having a unique relationship with Nabisco or one of its Subsidiaries, to whom Grants may be made in accordance with Paragraph 4, or to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan; provided, however, a non-employee director of RJRN, Nabisco or one of its Subsidiaries may not be a Participant;

    (q)  "Performance Units" shall have the meaning set forth in Section 5(g);

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    (r)  "Performance Shares" shall have the meaning set forth in Section 5(h);

    (s)  "Purchase Stock" shall have the meaning set forth in Section 5(e);

    (t)  "Restricted Stock" shall have the meaning set forth in Section 5(d);

    (u)  "RJRN" means RJR Nabisco Holdings Corp.;

    (v)  "Stock Appreciation Rights" shall have the meaning set forth in
Section 5(c);

    (w) "Subsidiary" means any corporation other than Nabisco in an unbroken chain of corporations beginning with Nabisco if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

3.  Administration of Plan

    (a) The Plan shall be administered by the Committee or, in lieu of the Committee, the Board of Directors. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

    (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to
Section 16 of the Exchange Act.

    (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, Nabisco, and the officers and directors of Nabisco shall be entitled to rely upon the advise, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, Nabisco and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good


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faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by Nabisco with respect to any such action, determination or interpretation.

4.  Eligibility

    The Committee may from time to time make Grants under the Plan to such employees, or other persons having a unique relationship with Nabisco or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. No Grants may be made under this Plan to non-employee directors of RJRN, Nabisco or any of its Subsidiaries. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a change of control of Nabisco.

5.  Grants

    From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion:

    (a) Incentive Stock Options - These are stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), to purchase Common Stock. In addition to other restrictions contained in the Plan, an option granted under this Section 5(a), (i) may not be exercised more than 10 years after the date it is granted, (ii) may not have an option price less than the Fair Market Value of Common Stock on the date the option is granted, (iii) must otherwise comply with Code Section 422, and (iv) must be designated as an "Incentive Stock Option" by the Committee. The maximum aggregate Fair Market Value of Common Stock (determined at the time of each Grant) with respect to which any Participant may first exercise Incentive Stock Options under this Plan and any Incentive Stock Options granted to the Participant for such year under any plans of RJRN, Nabisco or any Subsidiary in any calendar year is $100,000. Payment of the option price shall be made in cash or in shares of Common

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Stock, or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement, and of any applicable guidelines of the Committee in effect at the time. No Participant may receive Grants of Incentive Stock Options in any calendar year to purchase more than one million shares.

    (b) Other Stock Options - These are options to purchase Common Stock which are not designated by the Committee as "Incentive Stock Options". At the time of the Grant the Committee shall determine, and shall have contained in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition of Purchase Stock under Section 5(e) by the Optionee. In addition to other restrictions contained in the Plan, an option granted under this Section 5(b), (i) may not be exercised more than 15 years after the date it is granted and (ii) may not have an option exercise price less than 50% of the Fair Market Value of Common Stock on the date the option is granted. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan and of any applicable guidelines of the Committee in effect at the time. Payment of the option price may also be made by tender of an amount equal to the full exercise price which has been borrowed from Nabisco or one of its Subsidiaries if the Participant also authorizes the concurrent sale of the exercised Common Stock by a broker (through an arrangement established by Nabisco, or one of its Subsidiaries, for Participants) and repays the borrowing, all in accordance with any applicable guidelines of the Committee. No participant may receive Grants of options in any calendar year to purchase more than one million Shares.

    (c) Stock Appreciation Rights - These are rights that on exercise entitle the holder to receive the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Base Value multiplied by
(iii) the number of rights exercised in cash, stock or a combination thereof as determined by the Committee. Stock Appreciation Rights granted under the Plan may, but need not be, granted in conjunction with an option under Paragraphs 5(a) or 5(b). The Committee, in the Grant Agreement or by other Plan rules, may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it deems appropriate, and may terminate, amend, or suspend such Stock Appreciation Rights at any time. No Stock






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Appreciation Right granted under this Plan may be exercised more than 15 years after the date it is granted. To the extent that any Stock Appreciation Right that shall have become exercisable, but shall not have been exercised or canceled or, by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day of which it is exercisable, provided that any conditions or limitations on its exercise are satisfied (other than (i) notice of exercise and (ii) exercise or election to exercise during the period prescribed) and the Stock Appreciation Right shall then have value. Such exercise shall be deemed to specify that, the holder elects to receive cash and that such exercise of a Stock Appreciation Right shall be effective as of the time of automatic exercise. Stock Appreciation Rights will be granted for no consideration. No Participant may receive Grants of more than one million Stock Appreciation Rights in any calendar year.

    (d) Restricted Stock - Restricted Stock is a Grant of Common Stock or stock units equivalent to Common Stock subject to such conditions and restrictions as the Committee shall determine. Any rights to dividends or dividend equivalents accruing due to a grant of Restricted Stock shall also be determined by the Committee. The number of shares of Restricted Stock and the restrictions or conditions on such shares shall be as the Committee determines, in the Grant Agreement or by other Plan rules, and the certificate for the Restricted Stock shall bear evidence of the restrictions or conditions. No Participant may receive Grants of more than 100,000 shares of Restricted Stock in any calendar year.

    (e) Purchase Stock - Purchase Stock are shares of Common Stock offered to a Participant at such price as determined by the Committee, the acquisition of which may make him eligible to receive other grants under the Plan, including, but not limited to, Stock Options; provided, however, that the price of such Purchase Shares may not be less than 50% of the Fair Market Value of the Common Stock on the date such shares of Purchase Stock are offered. No Participant may receive Grants of more than one million shares of Purchase Stock in any calendar year.

    (f) Dividend Equivalent Rights - These are rights to receive cash payments from Nabisco at the same time and in the same amount as any cash dividends paid on an equal number of


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shares of Common Stock to shareholders of record during the period such rights are effective. The Committee, in the Grant Agreement or by other Plan rules, may impose such restrictions and conditions on the Dividend Equivalent Rights, including the date such rights will terminate, as it deems appropriate, and may terminate, amend, or suspend such Dividend Equivalent Rights at any time. No Participant may receive Grants of Dividend Equivalent Rights on the equivalent of more than one million Shares in any calendar year.

    (g) Performance Units - These are rights to receive at a specified future date, payment in cash or stock of an amount equal to all or a portion of the value of a unit granted by the Committee. At the time of the Grant, in the Grant Agreement or by other Plan rules, the Committee must determine the base value of the unit, the performance factors applicable to the determination of the ultimate payment value of the unit and the period over which Corporation performance will be measured. The performance factors for any specific Grants hereunder shall be determined in the discretion of the Committee, and may be based on any of the following:. price of Common Stock or the stock of any affiliate, shareholder return; return on equity; return on investment; return on capital; return on invested capital; economic profit; economic value added; net income; cash net income; free cash flow; earnings per share; cash earnings per share; operating company contribution or market share. These factors must include a minimum performance standard for the Corporation below which no payment will be made and may include a maximum performance level above which no increased payment will be made. No Participant may receive Grants of Performance Units in any calendar year with a maximum payment (if maximum performance level is attained) in excess of $8 million. The term over which Corporation performance will be measured shall not exceed ten years.

    (h) Performance Shares - These are rights to receive at a specified future date, payment in cash or Common Stock, as determined by the Committee, of an amount equal to all or a portion of the Fair Market Value for all days that the Common Stock is traded during the last forty-five (45) days of the specified period of performance of a specified number of shares of Common Stock at the end of a specified period based on Corporation performance during the period. At the time of the Grant, the Committee, in the Grant Agreement or by Plan rules, will determine the factors which will govern the portion of the rights so payable and the period over which


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Corporation performance will be measured.  The performance factors for any specific Grants hereunder shall be determined in the discretion of the Committee, and may be based on any of the following: return on equity; net income; cash net income; free cash flow; earnings per share; cash earnings per share; or operating company contribution. The factors will be based on Corporation performance and must include a minimum performance standard for the Corporation below which no payment will be made and a maximum performance level above which no increased payment will be made. No Participant may receive Grants of Performance Shares in any calendar year with a maximum payment (if the maximum performance level is attained) of more than 300,000 Shares (or its cash equivalent). The term over which Corporation performance will be measured shall be not less than six months. Performance Shares will be granted for no consideration.

    (i) Other Stock-Based Grants - The Committee may make other Grants under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Paragraph 5(d)), are or may in the future be acquired, or Grants denominated in stock units, including ones valued using measures other than market value. Other Stock-Based Grants may be granted with or without consideration; provided, however, that the price of any such Grant made for consideration that provides for the acquisition of shares of Common Stock or other equity securities of the Corporation may not be less than 50% of the Fair Market Value of the Common Stock or such other equity securities on the date of grant of such Grant. Such Other Stock-Based Grants may be made alone, in addition to or in tandem with any Grant of any type made under the Plan and must be consistent with the purposes of the Plan. No Participant may receive Other Stock-Based Grants of more than one million shares in any calendar year.

6.  Limitations and Conditions

    (a)  The number of Shares available for Grants under this Plan shall be
28.3 million shares of the authorized Common Stock as of the effective date of the Plan. The number of Shares subject to Grants under this Plan to any one Participant during the term of this Plan shall not be more than 10 million shares. No more than 1% of the authorized Common Stock as of the effective date of the Plan may be granted as Incentive Stock Options as described in Paragraph 5(a). Shares related to Grants that are forfeited, terminated, canceled, expire unexercised, settled

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in cash in lieu of stock or in such manner that all or some of the Shares covered by a Grant are not issued to a Participant, shall immediately become available for Grants; provided, however, that the number of Shares available for Grants shall be limited to the extent necessary to satisfy Section 16 of the Exchange Act. Subject to the overall limitation on the number of shares of Common Stock that may be delivered under this Plan, the Committee may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of Nabisco, including the plan of any entity acquired by Nabisco.

    (b) No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration thereof may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

    (c) Nothing contained herein shall affect the right of the Corporation to terminate any Participant's employment at any time or for any reason.

    (d) Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

    (e) Except as otherwise prescribed by the Committee, the amounts of the Grants for any employee of a Subsidiary, along with interest, dividend, and other expenses accrued on deferred Grants shall be charged to the Participant's employer during the period for which the Grant is made. If the Participant is employed by more than one Subsidiary or by both Nabisco and a Subsidiary during the period for which the Grant is made, the Participant's Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

    (f) No benefit under the Plan shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

    (g) Except to the extent otherwise provided in any other retirement or benefit plan, any grant under this Plan shall not be deemed compensation for purposes of computing benefits or
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contributions under any retirement plan of Nabisco or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

    (h) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of Nabisco or any of its Subsidiaries, nor shall any assets of Nabisco or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of Nabisco's obligations under the Plan.

    (i) In the event of a Participant's death, the right to receive benefits or exercise awards shall pass to the Participant's spouse, and if the Participant does not have a spouse at the date of death, to the Participant's designated beneficiary under the Company's SELECT Core Life Insurance Plan.

7.  Transfers and Leaves of Absence

    For purposes of the Plan: (a) a transfer of a Participant's employment without an intervening period of separation from Nabisco to a Subsidiary or vice versa, or from one Subsidiary to another, shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Corporation during such leave of absence.

8.  Adjustments

    (a) In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, or similar event, the Committee may adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

    (b) In the event of a Change of Control (as defined in paragraph 8 (c) hereof), except as otherwise set forth in the terms of a Grant:

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         (i)  Stock options granted pursuant to paragraphs 5 (a) or 5 (b)
              hereof shall become fully vested and exercisable (subject to paragraph 5 (b) (iii)); provided; however, that the Committee may elect to make a cash payment to Participants in lieu of the delivery of shares upon exercise, equal to the product of (x) and
              (y), where (x) is the excess of the fair market value of Common Stock on the date of exercise over the exercise price, and (y) is the number of Shares subject to the stock options being exercised;

         (ii) Stock Appreciation Rights granted pursuant to paragraph 5 (c) hereof shall become fully vested and exercisable;

         (iii)Performance Units granted pursuant to paragraph 5 (g) hereof whose performance periods ends after the date of the Change of Control shall become vested as to a percentage of performance units granted equal to the number of months (including partial months) in the performance period before the date of the Change of Control, divided by the total number of months in the performance period. The value of the performance units shall be equal to the greater of the target value of the units or the value derived from the actual performance as of the date of the Change of Control; and

         (iv) the Committee shall have authority to establish or revise the terms of any other Grant as it, in it's discretion, deems appropriate; provided; however, that the Committee may not make revisions that are adverse to the Participant without the Participant's consent unless such revision is provided for or contemplated in the terms of the Grant.

    (c) For purposes of the Plan, a "Change of Control" shall be deemed to occur on the date upon which one of the following events occurs:

         (i) Any individual, corporation, partnership, group, associate or other entity or "person" as such term is defined in Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than Nabisco, RJRN or any of its subsidiaries, or any employee benefit plan(s) sponsored by Nabisco, RJRN or any of its subsidiaries, is or becomes the "beneficial owner" (as defined in Rule 13D-3

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              under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of Nabisco's outstanding securities ordinarily having the right to vote at elections of directors;

         (ii) Individuals who constitute the Board of Nabisco on April 13, 1995 (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Nabisco's shareholders, was approved by a vote of at least three-quarters of the directors comprising that Incumbent Board (either by a specific vote or by approval of the proxy statement of Nabisco in which such person is named a nominee for director, without objection to such nominates) shall be, for purposes of this paragraph 8(c)(ii) considered as though such person were a member of the Incumbent Board; or

        (iii) The approval by the shareholders of Nabisco of a plan or agreement providing (I) for a merger or consolidation of Nabisco other than with a wholly-owned subsidiary or with RJRN, Nabisco or any of its subsidiaries, and other than a merger or consolidation that would result in the voting securities of Nabisco outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Nabisco or such surviving entity outstanding immediately after such merger or consolidation or (II) for a sale, exchange or other disposition of all or substantially all of the assets of Nabisco. If any of the events enumerated in this paragraph 8(c) (iii) occur, the Board of Directors shall determine the effective date of the Change of Control resulting therefrom for purposes of the Plan.

9.  Amendment and Termination

    The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 hereof, no such action shall modify such Grant in a manner

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adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant.

    The Board of Directors may amend, suspend or terminate the Plan.

10. Foreign Options and Rights

    (a) The Committee may make Grants to employees who are subject to the tax laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with the foreign tax laws. Grants of Options may have terms and conditions that differ from Incentive Stock Options and Other Stock Options for the purposes of complying with the foreign tax laws.

    (b) The terms and conditions of Options granted under Paragraph 10(a) may differ from the terms and conditions which the Plan would require to be imposed upon Incentive Stock Options and Other Stock Options if the Committee determines that the Grants are desirable to promote the purposes of the Plan for the employees identified in Paragraph 10(a); provided that the Committee may not grant such Options or Stock Appreciation Rights that do not comply with the limitations of Paragraph 6.

11. Withholding Taxes

    The Corporation shall have the right to deduct from any payment or settlement made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

12. Effective Date and Termination Dates

         The Plan shall be effective on and as of April 17, 1997, subject to approval by the stockholders of Nabisco and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph
9. The terms of Grants made on or before the expiration of the Plan shall extend beyond such expiration. Grants made under the Plan prior to the Effective Date shall be governed by the terms of the Plan as in effect on the date such Grant was made.

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